EXHIBIT (a)(5)(iv)

Exhibit (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement to Registration Statement No. 033-54655 of Merrill Lynch Municpal Strategy Fund, Inc. of our reports dated December 10, 1999 and December 5, 2000 appearing in the October 31, 1999 and October 31, 2000 Annual Reports of the Fund, respectively.

/s/ Deloitte & Touche LLP

New York, New York July 23, 2001